PROXY STATEMENT PURSUANT TO
              SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant (BOX CHECKED)

Filed by a Party other than the Registrant (BOX NOT CHECKED)

Check the appropriate box:
(BOX NOT CHECKED)   Preliminary Proxy Statement
(BOX NOT CHECKED)   Confidential,  for Use of the Commission Only (as  permitted by Rule 14a-6(e)(2))
(BOX CHECKED)       Definitive Proxy Statement
(BOX NOT CHECKED)   Definitive Additional Materials
(BOX   NOT   CHECKED)    Soliciting  Material  Pursuant  to   240.14a-11(c)   or
240.14a-12

                        CORPORATE RENAISSANCE GROUP, INC.
                   __________________________________________
                (Name of Registrant as Specified In Its Charter)


                                 Not Applicable
                   __________________________________________
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

(BOX CHECKED)       No fee required.

(BOX NOT CHECKED)   Fee computed on table below per Exchange Act Rules
                    14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:
     2)   Aggregate number of securities to which transaction applies:
          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     4)   Proposed maximum aggregate value of transaction:
     5)   Total fee paid:

(BOX NOT CHECKED)   Fee paid previously with preliminary materials.

(BOX NOT CHECKED)   Check  box  if any part of the fee is offset as provided  by
                    Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
     2)   Form, Schedule or Registration Statement No.:
     3)   Filing Party:
     4)   Date Filed:

                        CORPORATE RENAISSANCE GROUP, INC.
                     1185 Avenue of the Americas, 18th Floor
                            New York, New York  10036

                            NOTICE OF ANNUAL MEETING
                          To Be Held February 19, 1997



To all Stockholders of
CORPORATE RENAISSANCE GROUP, INC.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CORPORATE RENAISSANCE GROUP, INC., a Delaware corporation (the "Company"), will be held at the offices of M.D. Sass, 1185 Avenue of the Americas, 18th Floor, New York, New York, on Wednesday, February 19, 1997 at the hour of 9:30 A.M. for the following purposes:

     1.   To elect eight Directors of the Company for the ensuing year.

      2. To consider and vote upon a proposal to ratify the selection of Ernst & Young LLP as independent auditors for the Company's fiscal year ending September 30, 1997.

      3. To transact such other business as may properly come before the meeting.

       All   stockholders  are  cordially  invited  to  attend;  however,   only
stockholders of record at the close of business on January 15, 1997 are entitled to vote at such meeting or any adjournment thereof.

                                  MARTIN E. WINTER
                                  Secretary
New York, New York
January 22, 1997


WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND RETURN IT TO THE COMPANY IN THE PRE-ADDRESSED ENVELOPE PROVIDED FOR THAT PURPOSE. ANY STOCKHOLDER MAY REVOKE HIS PROXY AT ANY TIME BEFORE THE MEETING BY WRITTEN NOTICE TO SUCH EFFECT, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

                        CORPORATE RENAISSANCE GROUP, INC.
                     1185 Avenue of the Americas, 18th Floor
                            New York, New York  10036


                                 PROXY STATEMENT


    The Board of Directors presents this Proxy Statement to all stockholders and solicits their proxies for the Annual Meeting of Stockholders (the "Meeting") of Corporate Renaissance Group, Inc. (the "Company") to be held on Wednesday, February 19, 1997.

     All proxies duly executed and received will be voted on all matters presented at the Meeting in accordance with the specifications made in such proxies. In the absence of specified instructions, proxies so received will be voted (1) FOR each of the named nominees to the Company's Board of Directors, and (2) FOR the proposal to ratify the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending September 30, 1997. The Board does not know of any other matters that may be brought before the Meeting nor does it foresee or have reason to believe that proxy holders will have to vote for substitute or alternate nominees. In the event that any other matter should come before the Meeting or any nominee is not available for election, the persons named in the enclosed Proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matters in accordance with their best judgment. A proxy may be revoked at any time before being voted by written notice to such effect received by the Company at the address set forth above, attention: Martin E. Winter, Secretary, by delivery of a subsequently dated proxy or by a vote cast in person at the Meeting. The Company will pay the entire expense of soliciting proxies, which solicitation will be by use of the mails. It is anticipated that these proxy materials will be mailed to stockholders of the Company on or about January 22, 1997.

     The total number of shares of Common Stock of the Company outstanding as of January 15, 1997 (the "Record Date") was 940,350 shares. The Common Stock is the only class of securities of the Company entitled to vote, each share of Common Stock being entitled to one noncumulative vote. A majority of the shares of Common Stock outstanding and entitled to vote as of the Record Date, or 470,176 shares, must be present at the Meeting in person or by proxy in order to constitute a quorum for the transaction of business. The affirmative vote of a plurality of the shares of Common Stock present and entitled to vote at the Meeting is required for the election of directors. The affirmative vote of a majority of the shares of Common Stock present and entitled to vote at the Meeting is required to pass upon the proposal to ratify the selection of Ernst & Young LLP as independent auditors for the Company. Pursuant to Delaware law, abstentions and broker non-votes are counted as present for purposes of determining the presence of a quorum. However, abstentions are treated as present and entitled to vote, and thus have the effect of a vote against a matter. A broker non-vote on a matter is considered not entitled to vote on that matter, and thus is not considered when counting votes cast on the matter.

     A list of stockholders entitled to vote at the Meeting will be available at the Company's offices, 1185 Avenue of the Americas, 18th Floor, New York, New York 10036, for a period of ten days prior to the Meeting and at the Meeting itself for examination by any stockholder.

                 SECURITY OWNERSHIP OF CERTAIN
                BENEFICIAL OWNERS AND MANAGEMENT


     The following table sets forth certain information regarding the Company's Common Stock beneficially owned as of the Record Date by (i) each person known by the Company to own beneficially or exercise voting or dispositive control over 5% or more of the Company's Common Stock, (ii) each of the nominees for director of the Company, (iii) the Company's Chief Executive Officer, and (iv) all executive officers and Directors of the Company as a group:


                            Amount and
Name and Address            Nature
of Beneficial Stockholder   of Beneficial     Percentage of
or Identity of Group(1)     Ownership         Common Stock


Executive Officers and Directors:
Martin D. Sass               71,300                    7.6
Hugh R. Lamle                48,600                    5.2
James B. Rubin                  -0-                    -0-
Thomas M. Garvin                -0-                    -0-
Lawrence W. Leighton          1,000                    *
Edward Lowenthal              3,000                    *
Daniel R. Mazziota              200                    *
Guy E. Waldvogel                -0-                    -0-
All executive officers and directors as a
  group (nine persons)   124,300(2)                   13.2

5% or Greater Shareholders:
Curators Partners, L.P.69,634(3)(4)                    7.4
420 Lexington Avenue
New York, New York

Millenium Trading Co.     48,850(3)                    5.2
111 Broadway
20th Floor
New York, New York  10006

Robert Schneider      52,945 (3)(5)                    5.6
2 Broadway
New York, New York  10004

_______________________
*  Less than one percent

(1) Unless otherwise indicated, the address of each beneficial owner is c/o the Company, 1185 Avenue of the Americas, 18th Floor, New York, New York 10036.

(2) Includes 200 shares of Common Stock held by Martin E. Winter, the Company's Secretary-Treasurer.

(3) Based on a Schedule 13D filed with the Securities and Exchange Commission (the "SEC").

(4) Includes 45,000 shares of Common Stock held by certain accounts managed by Curators Capital Management, Inc., an affiliate of Curators Partners, L.P.

(5) Includes 12,000 shares of Common Stock owned jointly with Mr. Schneider's spouse. Excludes 18,650 shares of Common Stock owned by Mr. Schneider's spouse over which Mr. Schneider disclaims beneficial ownership and 31,449 shares owned by RAS Securities Corp., a registered broker-dealer, acquired in its ordinary course of business and over which Mr. Schneider has voting and dispositive power.

                     ELECTION OF DIRECTORS

      Eight directors are to be elected at the Meeting to serve until the next annual meeting of the Company's stockholders and until their respective successors shall have been elected and shall have qualified or until their earlier resignation, removal from office or death.

Nominees

      The following table sets forth as of the Record Date, for each of the following nominees for director, such person's age, position with the Company and length of service as Director:


       Name and Age             Position with the Company  Director Since

Martin D. Sass (54)*       Chairman of the Board, Chief Executive
                           Officer and Director                      1994
Hugh R. Lamle (51)*        Executive Vice President and Director     1994
James B. Rubin (43)*       Senior Vice President and Director        1994
Thomas M. Garvin (61)      Director                                  1994
Lawrence W. Leighton (62)  Director                                  1994
Edward Lowenthal (51)      Director                                  1994
Daniel R. Mazziota (59)    Director                                  1994
Guy E. Waldvogel (60)      Director                                  1994


__________________

* Director who is an "Interested Person" within the meaning of the Investment Company Act of 1940 (the "1940 Act").

      The following is a detailed description of the profession and business background of each director.

     MARTIN D. SASS is an executive officer and principal of M.D. Sass Investors Services, Inc. (the "Investment Adviser"), the Company's investment adviser, and various affiliated registered investment advisers and other entities which comprise the M.D. Sass organization ("M.D. Sass"), founded by Mr. Sass in 1972. Prior to founding M.D. Sass, Mr. Sass was President and principal shareholder of Neuwirth Management and Research Corp. from 1969 to 1972, where he managed several portfolios and mutual funds. Mr. Sass was also a security analyst at Argus Research Corp. from 1963 to 1969, where he founded and directed the Special Situations Department. Mr. Sass holds a B.S. degree in Accounting from Brooklyn College, and has also studied finance in graduate programs in New York University and City College of New York.

      HUGH R. LAMLE is Executive Vice President and a principal of M.D. Sass, which he joined in 1974. Mr. Lamle is responsible for the formulation of fixed income and quantitative investment policy and strategy, directing the management at M.D. Sass of debt securities portfolios and directing the firm's new products research efforts. Prior to joining M.D. Sass, Mr. Lamle in 1972 founded Lenox Capital Management, the investment management subsidiary of DuPont Glore Forgan, Inc. He currently serves on the Board of the FINEX Division of the New York Cotton Exchange. Mr. Lamle holds a B.A. degree in Political Science and Economics from Queens College and an M.B.A. degree in Finance and Investments from Baruch College.

      JAMES B. RUBIN joined M.D. Sass as Senior Managing Director in 1989, with over 15 years experience in advising firms in reorganizations and other special situations. At M.D. Sass, Mr. Rubin is head of the firm's Restructured Securities Management Division. Mr. Rubin also serves as a director of Seaman
Furniture Company, Inc. and Chairman of the Board of Directors of Ranger Industries, Inc. From 1986 until joining M.D. Sass, he was the principal of J.B. Rubin and Company. From 1985 to 1986, Mr. Rubin was a Senior Financial Analyst with Smith Vasiliou and its affiliates, including the distressed securities brokerage firm of R.D. Smith & Company, Inc. Mr. Rubin is a graduate of Cornell University, with an undergraduate degree in Industrial Engineering. He also participated in graduate M.B.A. studies in Finance at Cornell and Pace Universities.

      THOMAS M. GARVIN has been Chairman and Chief Executive Officer of Edwards Baking Company, a concern engaged in leveraged acquisitions in the food industry, since 1994. Prior thereto, Mr. Garvin served in various executive capacities at Keebler Company, the second largest U.S. manufacturer and marketer of cookies and crackers, from 1969 to 1993, including those of President and Chief Executive Officer from 1978 to 1993 and Chief Operating Officer from 1976 to 1978. During his tenure at Keebler Company, the company progressed from a single product biscuit company to its current position of prominence in the baking and snack industries. Mr. Garvin holds B.S. and M.B.A. degrees from Loyola University and is a certified public accountant.

     LAWRENCE W. LEIGHTON has been managing partner of Windward Partners LLC, an investment banking firm since February 1996. Mr. Leighton was a Managing Director of L.M. Capital, an investment banking and buy-out firm, from September 1994 to January 1996. From January 1989 to January 1994, Mr. Leighton was President and Chief Executive Officer of UI USA, the United States merchant bank of Credit Agricole, a large French-based bank. From 1982 until joining UI USA, Mr. Ixighton was Managing Director responsible for the international mergers and acquisitions activity of Chase Investment Bank. From 1977 until 1982, Mr. Leighton was a limited partner in the mergers and acquisitions department of Bear, Steams & Co. and from 1974 until 1977, he was Director of Strategic
Planning of Norton Simon, Inc. Mr. Leighton is a graduate of Princeton University with a B.S.E. degree in Engineering and holds an M.B.A. degree from Harvard Business School.

      EDWARD LOWENTHAL is a founder, and since 1992 has served as trustee and President, of Wellsford Residential Property Trust ("WRP"), a New York Stock Exchange listed real estate investment trust. In 1992, WRP succeeded to the business of Wellsford Group, Inc.'s (the "Wellsford Group") multifamily affiliates, which had acquired and operated multifamily properties in the Southwestern and Northwestern states since 1988. Mr. Lowenthal serves as a director of United American Energy Corporation, a major developer, owner and operator of hydroelectric and other alternative energy facilities; a director of Omega Healthcare, Inc., a healthcare real estate investment trust; and as a trustee of Corporate Realty Income Trust, a real estate investment trust sponsored by Smith Barney Shearson Inc. Mr. Lowenthal is a member of the Board of Governors of the National Association of Real Estate Investment Trusts. Prior to Wellsford Group's formation, Mr. Lowenthal was engaged in the practice of law for 15 years, and was a partner of the New York City law firm of Robinson, Silverman, Pearce, Aronsohn & Berman from 1981 to 1984. In 1984 Mr. Lowenthal entered investment banking as a Managing Director of A.G. Becker Paribas and then as a partner of Bear Stearns & Co. Inc. As an investment banker, he was active in structuring and negotiating transactions and raising the equity in a number of large real estate equity private placements. Mr. Lowenthal holds a B.A. degree from Case Western Reserve University and a J.D. degree from Georgetown University Law Center.

      DANIEL R. MAZZIOTA is principal of RSA Executive Search ("RSA"), which was founded in 1978. RSA specializes in recruitment of key executives and management personnel in the consumer goods and services, healthcare and pharmaceutical, finance, electronics and telecommunications industries. In 1967, Mr. Mazziota founded Microwave Power Devices, Inc. ("MPD"), which was sold to M/A-Com, Inc. in 1981. Mr. Mazziota continued as President of MPD until 1987, when he became Chairman of RSA. Mr. Mazziota also serves as President of IDM Consulting, which provides business consulting in the high technology mergers and acquisitions field. Mr. Mazziota holds Bachelors and Masters degrees in Electrical Engineering from New York Polytechnic Institute.

      GUY E. WALDVOGEL has been an independent consultant specializing in the management of troubled companies in Europe since September 1989. From 1983 to 1989, he was the Senior Executive Vice President of Societe Generale de Surveillance, which provides services to foreign governments in ensuring that imports and exports comply with weight, safety and engineering standards. From 1981 to 1983, Mr. Waldvogel served as President and Chief Executive Officer of North American Holding of Alusuisse-Lonza Aluminum and Chemicals Group. He was President and Chief Executive Officer of Givaudan, a subsidiary of Hoffman-LaRoche, from 1973 to 1981, and held other positions within Hoffman-LaRoche from 1965 until 1973.


Meetings of the Board of Directors

      During the fiscal year ended September 30, 1996, the Board of Directors of the Company held four meetings. All directors were present at all meetings of the Board of Directors held during the fiscal year ended September 30, 1996, except for Messrs. Lamle and Rubin, who were unable to attend two meetings and Mr. Garvin, who was unable to attend one meeting.


Indemnification of Directors and Officers

      As permitted by Delaware law, the Company's Certificate of Incorporation contains an article limiting the personal liability of directors. The Certificate of Incorporation provides that a director of the Company shall not be personally liable for monetary damages for a breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, which prohibits the unlawful payment of dividends or the repurchase or redemption of stock, or (iv) for any transaction from which the director derived an improper personal benefit. The Company's Certificate of Incorporation also provides that the Company will indemnify all persons (including officers, directors and employees) whom it is empowered to indemnify pursuant to the provisions of Section 145 of the Delaware General Corporation Law (or any similar provision of applicable law at the time in effect) to the full extent permitted thereby. The foregoing provisions are subject, however, to Section 17(h) of the 1940 Act which provides, in part, that neither the Certificate of Incorporation nor the by-laws of any business development company (such as the Company) shall contain a provision which protects or purports to protect any officer or director of such business development company against any liability to such company or its security holders to which be would otherwise be subject due to his willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. The Company currently maintains $5.0 million of officer and director liability insurance.


Compliance with Section 16(a) of the Securities Exchange Act of 1934

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors and holders of more than ten percent of the Company's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and Nasdaq. Such persons are required to furnish the Company with copies of all Section 16(a) forms they file. During the fiscal year ended September 30, 1995, all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

      The Board of Directors recommends a vote "FOR" each of the proposed nominees for the Board of Directors.

                     EXECUTIVE COMPENSATION

Compensation of Executive Officers and Directors

      No cash compensation was paid by the Company to any of its executive officers during the fiscal year ended September 30, 1996 and the period from November 1, 1994 (commencement of operations) to September 30, 1995. It is not anticipated that executive officers will receive direct cash compensation in the foreseeable future.

     Each director who is not an executive officer of the Company is compensated for his services at a fee of $10,000 per annum. Each director is also reimbursed for travel and other out-of-pocket disbursements actually incurred in the business of the Company.

     Executive officers and directors of the Company are permitted to retain any compensation received for services to other companies, including companies in which the Company invests and to which it renders managerial assistance.


Financial Advisory Agreement and Fees

     The Investment Adviser

       The Company has retained M.D. Sass Investors Services, Inc. (the "Investment Adviser") as the Company's investment adviser to identify, negotiate, manage and liquidate investments for the Company. The Company invests only in transactions recommended by the Investment Adviser.

      The Investment Adviser is a registered investment adviser under the Investment Advisers Act of 1940, as amended. The Investment Adviser is part of a group of affiliated investment advisers and other affiliated entities comprising the M.D. Sass organization ("M.D. Sass"). Founded in 1972, M.D. Sass is engaged in investment management for in excess of 100 clients, including pension and profit sharing funds, municipal employee benefits funds, insurance companies, endowment and charitable funds, large corporations and wealthy individuals. M.D. Sass currently has approximately $8.0 billion in assets under management.

      The Investment Adviser and certain other M.D. Sass affiliates currently serve as general partners of M.D. Sass Re/Enterprise Partners, L.P. ("Re/Enterprise Partners") and M.D. Sass Re/Enterprise-II L.P. ("Re/Enterprise-II"), private limited partnerships which have investment objectives similar to that of the Company, achieving long-term capital appreciation of its assets by investing primarily in securities of companies that are experiencing significant financial or business difficulties.

      Re/Enterprise Partners, formed in October 1989, had approximately $167.0 million in assets as of September 30, 1996. Re/Enterprise-II, formed in February 1996, had approximately $24 million in assets as of the same date. Re/Enterprise Partners was a member of a group which acquired a controlling interest in Seaman Furniture Company, Inc., a furniture retailer headquartered in the New York City area, and Re/Enterprise Partners assisted such company in a financial restructuring. Re/Enterprise Partners also participated in the financial restructurings of other companies, including Memorex Telex Corp., Emerson Radio Corp., Ranger Industries, Inc. (formerly known as Coleco, Inc.), SPI Holding, Inc., Leaseway Transportation Corp. and Forstmann & Company, Inc.

      In addition to the two Re/Enterprise partnerships, the Investment Adviser and/or other affiliates of M.D. Sass serve as general partners of a more aggressive, higher-risk private limited partnership that invests in financially troubled companies, and other private limited partnerships that invest in municipal and government securities and distressed real estate that appears to have a potential for recovery, and as investment adviser to a private offshore investment company pursuing investment strategies similar to the Re/Enterprise partnerships and the Company, as well as a corporate pension fund of a Fortune 100 company.

      The principals of the Investment Adviser and other affiliates of M.D. Sass are Martin D. Sass and Hugh R. Lamle, each of whom serves as an officer and director of the Company. James B. Rubin and Martin E. Winter, officers of the Investment Adviser and other affiliates of M.D. Sass, serve as officers of the Company. In addition, Mr. Rubin also serves as a director of the Company.

      The offices of the Investment Adviser are located at 1185 Avenue of the Americas, 18th Floor, New York, New York 10036, and its telephone number is
(212) 730-2000.


     The Financial Advisory Agreement

      The Company is party to a Financial Advisory Agreement with the Investment Adviser (the "Financial Advisory Agreement"). The Investment Adviser's duties under the Financial Advisory Agreement include locating, structuring, acquiring, monitoring and disposing of investments for the Company. The Company only makes investments recommended by the Investment Adviser. In addition, the Investment Adviser also provides administrative services to the Company, including all necessary executive, administrative, internal accounting and support services and furnishes the Company with necessary office space. The activities of the Investment Adviser on behalf of the Company are subject to the supervision of the independent Directors of the Company.

      Pursuant to the Financial Advisory Agreement, the Investment Adviser receives a base fee of $200,000 per annum for furnishing the Company with the administrative services described above.

      In addition to the base fee, the Investment Adviser receives an incentive fee for its investment advisory services equal to 20% of net new appreciation, if any, in the net asset value of the shares of Common Stock outstanding, adjusted for all operating expenses, including accruals for any tax liabilities on income or gains from portfolio transactions. The initial incentive fee calculation was made in November 1995, when the shares of Common Stock issued in the Company's November 1994 initial public offering and contemporaneous offshore private placement were outstanding for at least one year. A new calculation has been and will continue to be made at the end of each calendar quarter thereafter, with the Investment Adviser receiving 20% of any net new appreciation occurring during the preceding four calendar quarters. Thus, the fee is computed and paid on a "rolling quarter" basis.

      At any time the incentive fee is to be calculated, if the net asset value per share previously has reached a level at which an incentive fee was paid (a "previous high peak"), an additional incentive fee will be paid only on the incremental appreciation of the shares of Common Stock over the shares' net asset value after payment of the previous incentive fee at such peak. In no event will an incentive fee be paid for recoupment of losses. Thus, if the net asset value of the shares of Common Stock falls below the initial net asset value, or the previous high peak at which the incentive fee was paid (less the incentive fee paid at such level), no incentive fee will be due the Investment Adviser. The Investment Adviser will only be entitled to a further incentive fee if the net asset value of the shares increases beyond the initial net asset value, or its net asset value following payment of the incentive fee at the previous high peak, as the case may be. Notwithstanding the foregoing, incentive fees payable to the Investment Adviser under the Financial Advisory
Agreement will not exceed the maximum amount which the Investment Adviser is entitled to receive under the 1940 Act. During the fiscal year ended September 30, 1996, and the period from November 1, 1994 (commencement of operations) to September 30, 1995, the Company accrued fees payable to the Investment Adviser of $224,128 and $996,947, respectively, under the Financial Advisory Agreement. Since September 30, 1996, no incentive fee has been accrued since the Company's net asset value has been below the previous high peak.

     The Investment Adviser bears the expense of maintaining the staff necessary for performing its obligations under the Financial Advisory Agreement and all other expenses associated with its duties as Investment Adviser. Other than fees payable under the Financial Advisory Agreement and Investment Banking Agreement, the Company bears no operating expenses other than normal operating expenses such as legal and auditing fees, taxes and all direct expenses related to an investment including all investment, legal and accounting expenses.

      The Financial Advisory Agreement had an initial term of two years (through October 30, 1996) and thereafter continues from year to year if approved by a majority of independent directors and unless not less than 30 days' prior
written  notice  is  given  by  a party of its  intention  not  to  renew.   The
independent directors of the Company unanimously approved the renewal of the Financial Advisory Agreement for a one-year period through October 1997. The Financial Advisory Agreement is not assignable and may be terminated by either party upon 60 days prior written notice given to the other party.


Compensation Committee Interlocks and Insider Participation

     The Board of Directors does not have a Compensation Committee and decisions as to compensation are made by the Board of Directors as a whole. See "Financial Advisory Agreement and Fees - The Investment Adviser" above with respect to relationships between certain of the Company's executive officers and directors and the Investment Adviser.


Report on Executive Compensation

     The following report is submitted by the Board of Directors, the membership of which is set forth below the report:

      There is no Compensation Committee of the Board of Directors or other committee of the Board performing equivalent functions. Compensation decisions are made by the Board of Directors as a whole. No cash compensation was paid by the Company to any of its executive officers during the fiscal year ended September 30, 1996 and it is not anticipated that executive officers will receive direct cash compensation in the foreseeable future. Executive officers of the Company are permitted to retain any compensation received for services to other companies, including companies in which the Company invests and to which it renders managerial assistance.

                        Martin D. Sass
                        Hugh R. Lamle
                        James B. Rubin
                        Thomas M. Garvin
                        Lawrence W. Leighton
                        Edward Lowenthal
                        Daniel R. Mazziota
                        Guy E. Waldvogel



Stock Performance Graph

     The following line graph compares, from October 25, 1994, the first day on which the Company's Common Stock was publicly traded, through September 30, 1996, the cumulative total return among the Company, companies comprising the Nasdaq Market Index and to the Media General Group Index of closed-end funds (the "MG Group Index"), based on an investment of $100 on October 25, 1994 in the Company's Common Stock and each index, and assuming reinvestment of all dividends, if any, paid on such securities. Historic stock price is not necessarily indicative of future stock price performance.













                      COMPARISON OF CUMULATIVE TOTAL RETURN
                       CORPORATE RENAISSANCE GROUP, INC.,
                     NASDAQ MARKET INDEX AND MG GROUP INDEX

                                                          September 30,
                                  October 25, 1994      1995         1996

Corporate Renaissance Group, Inc.  $      100.00  $     93.90    $    78.00

Nasdaq Market Index                $      100.00  $     111.89   $    124.28

MG Group Index                     $      100.00  $     120.30   $    140.45

Certain Relationships and Related Transactions

      See "Financial Advisory Agreement and Fees" with respect to the Financial Advisory Agreement entered into with the Investment Adviser.

      The Company invests from time to time jointly with affiliates of the Investment Adviser subject to restrictions under the 1940 Act and conditions set forth in an exemptive order granted by the SEC.

     The Company from time to time also effects securities sales to or purchases from affiliates of the Investment Adviser pursuant to a plan adopted in accordance with Rule 17a-7 under the 1940 Act.


       RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

      Unless instructed to the contrary, the persons named in the enclosed proxy intend to vote the same in favor of the ratification of the selection of Ernst & Young LLP as independent auditors to the Company for the fiscal year ending September 30, 1997.

      On December 15, 1994, the Company terminated Feldman Radin & Co., P.C. ("FRC") as its independent auditors. FRC had audited the Company's financial statements for all periods prior to September 30, 1994. FRC's reports on the Company's financial statements neither contained any adverse opinions or disclaimers of opinions nor were qualified or modified as to uncertainty. The decision to terminate its relationship with FRC was approved by the Board of Directors of the Company. There were no disagreements with FRC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the. satisfaction of FRC, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

      Pursuant to action approved by the Company's Board of Directors, the Company retained Ernst & Young LLP as its auditors as of December 15, 1994.

     It is anticipated that representatives of Ernst & Young LLP will attend the
meeting.   Such  persons will be afforded the opportunity to  make  a  statement and/or respond to appropriate questions from stockholders.

      The Board of Directors recommends a vote "FOR" ratification of the selection of Ernst & Young LLP as independent auditors to the Company for the fiscal year ending September 30, 1997.


                              STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the Company's 1998 Annual Meeting of Stockholders pursuant to the provisions of Rule 14a-8 of the Securities and Exchange Commission, promulgated under the Securities Exchange Act of 1934, as amended, must be received by the Company at its principal executive offices by September 24, 1997 for inclusion in the Company's proxy statement and form of proxy relating to such meeting.


                                    MARTIN E. WINTER,
                                    Secretary
New York, New York
January 22, 1997


THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1996, AS
FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS THERETO. REQUESTS FOR COPIES OF SUCH REPORT SHOULD BE DIRECTED TO SECRETARY, CORPORATE RENAISSANCE GROUP, INC., 1185 AVENUE OF THE AMERICAS, 18TH FLOOR, NEW YORK, NEW YORK 10036.

COMMON STOCK PROXYCORPORATE RENAISSANCE GROUP, INC.
            1185 Avenue of the Americas, 18th Floor
                   New York, New York  10036

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned holder of shares of Common Stock of CORPORATE RENAISSANCE GROUP, INC., a Delaware corporation (the "Company"), hereby appoints MARTIN D. SASS and MARTIN E. WINTER, and each or either of them, the proxy or proxies of the undersigned, with full power of substitution to such proxy and substitute, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 9:30 A.M., local time, February 19, 1997, and at all adjournments thereof with authority to vote said Common Stock on the matters set forth below:

     The shares of Common Stock represented by this Proxy will be voted in the manner directed herein by the undersigned stockholder, who shall be entitled to one vote for each share of Common Stock held. If no direction is made, this Proxy will be voted FOR each item listed below.

  The Board of Directors recommends a vote FOR each proposal.

     B. ELECTION OF DIRECTORS. Election of Martin D. Sass, Hugh R. Lamle, James B. Rubin, Thomas M. Garvin, Lawrence W. Leighton, Edward Lowenthal, Daniel
R. Mazziota and Guy E. Waldvogel.

         __  FOR each nominee listed above (except as noted below).
         __  WITHHOLD AUTHORITY to vote for all nominees listed above.
         __  WITHHOLD AUTHORITY for each nominee printed below:

              ___________________________________________
              (please print)

     C. Ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending September 30, 1997.

              __  FOR   __  AGAINST   __  ABSTAIN

     D. In their discretion, upon such other business as may be properly brought before the meeting and each adjournment thereof.


                  (continued on reverse side)

                  (continued from other side)


               CORPORATE RENAISSANCE GROUP, INC.

THIS PROXY WILL BE VOTED AS SPECIFIED; IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE MATTERS MENTIONED.


                                   Dated:


                                   (Signature)



                                   (Signature)

                                   PLEASE SIGN YOUR NAME EXACTLY AS IT APPEARS ON THE LEFT. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS, ATTORNEYS AND AGENTS
                                   SHOULD GIVE THEIR FULL TITLES AND SUBMIT EVIDENCE OF APPOINTMENT UNLESS PREVIOUSLY FURNISHED TO THE COMPANY OR ITS TRANSFER AGENT. ALL JOINT OWNERS SHOULD SIGN.

                                   PLEASE MARK, DATE, SIGN AND RETURN USING  THE
                                   ENCLOSED  ENVELOPE.   YOUR  PROMPT  ATTENTION
                                   WILL BE APPRECIATED